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                                                                    EXHIBIT 11.1

                              HARBINGER CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Three Months Ended     Six Months Ended
                                                         June 30               June 30
                                                   -------------------   -------------------
                                                     1998       1997       1998       1997
                                                   --------   --------   --------   --------
Basic:

    Net income (loss) available to common
      shareholders .............................   $  1,959   $  2,724   $    622   $(13,630)
                                                   ========   ========   ========   ========

    Weighted average number of common
      shares outstanding .......................     41,853     36,847     41,451     36,639
                                                   ========   ========   ========   ========

    Basic earnings (loss) per share ............   $   0.05   $   0.07   $   0.01   $  (0.37)
                                                   ========   ========   ========   ========

Diluted :

    Net income (loss) available to common
      shareholders .............................   $  1,959   $  2,724   $    622   $(13,630)
                                                   ========   ========   ========   ========

    Weighted average number of common
      shares outstanding .......................     41,853     36,847     41,451     36,639

    Effect of potentially dilutive stock options      2,522      2,070      2,552         --

    Effect of potentially dilative warrants ....        105         70        100         --
                                                   --------   --------   --------   --------


    Weighted average number of common
      shares outstanding assuming dilution .....     44,480     38,987     44,103     36,639
                                                   ========   ========   ========   ========

    Diluted earnings (loss) per share ..........   $   0.04   $   0.07   $   0.01   $  (0.37)
                                                   ========   ========   ========   ========


Computational Note:

In connection with the computation of diluted earnings per share for the six months ended June 30, 1997 all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.